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                                                                    Exhibit 99.2

                         [letterhead of BELL & HOWELL]


                                   Contacts:

     Alan W. Aldworth                     Dwight A. Mater
     Senior Vice President                Vice President, Investor Relations
     Chief Financial Officer              and Business Development
     734-997-4902                         734-997-4904

                        BELL & HOWELL COMPLETES SALE OF
                          INTERNATIONAL MAIL BUSINESS

      -Sale Moves Company Closer to E-education and E-publishing Company-


ANN ARBOR, Mich., June 5, 2001 - Completing today a divestiture announced April 18 as part of its corporate realignment strategy, Bell & Howell Company (NYSE:BHW) - soon to be renamed ProQuest Company (NYSE:PQE) - closed on the sale of a majority of its international mail and messaging business to Pitney Bowes (NYSE:PBI) for $51 million in cash.

The sale had been subject to employee consultation obligations and to regulatory approval in Germany - which was recently received.

Bell & Howell's international mailing business manufactures, markets and services high-end mail processing, sorting and service-related products through a network of distributors and direct operations in Europe, Africa, the Middle East and Asia. It generated revenues of $84 million in 2000, which represented about 20 percent of Bell & Howell's mailing revenues. The remaining business, which is headquartered in Raleigh, North Carolina, will continue to serve the United States and Canada as well as the rest of the Americas, Australia and New Zealand.

"Since we announced this corporate realignment in January 2000, we've been working diligently to focus the company -- attracting the people, developing the products and building the infrastructure -- to operate as one of the world's premier information companies," said Jim Roemer, chairman and chief executive officer of Bell & Howell Company.

                                    -More-
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Bell & Howell/Pitney Bowes/Page 2



"We are now well on our way to becoming ProQuest Company, an e-learning and e-publishing enterprise that concentrates on providing value-added content to targeted audiences. The sale of the international mailing business operations, coupled with the anticipated sale of the remaining mail and messaging businesses, represents the final steps in our transformation strategy."


About Bell & Howell
--------------------
Bell & Howell Co., with headquarters in Ann Arbor, Mich., is a leading information solutions and services provider to industries worldwide. In each of its businesses, the company transforms information through software and services, helping its customers operate more effectively and efficiently. Additional information about Bell & Howell Company can be found at http://www.bellhowell.com.
-------------------------

About Pitney Bowes
------------------
Pitney Bowes is a $4 billion global provider of integrated mail and document management solutions headquartered in Stamford, Connecticut. The company serves over 2 million businesses of all sizes through dealer and direct operations. For additional information about Pitney Bowes, please visit our website at www.pitneybowes.com.
-------------------

Risk Factors
------------
Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, including without limitation, the cost and availability of intellectual property from third parties, decreases in the ability to attract and retain employees for the existing Bell & Howell, obtain capital, including interest rate risks, unexpected merger-related effects, timing and market conditions relating to the sale of the Mail & Messaging Technologies business as well as business execution risk and risk of new competitors, and any necessary regulatory approvals, decreases in funding for Internet access as well as overall acceptance and usage of the Internet in the education and library markets, the availability of free or advertising supported research information on the Internet, decreases or shifts in mail volumes, rate of acceptance of electronic-based mailings, including effects of and rate of acceptance of internet-based solutions, including the automotive business, changes in the business services market, changes in the automotive industry, and general economic conditions, all of which could cause actual results to differ materially, and such other risks as discussed in the company's filings with the Securities and Exchange Commission.


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